Sterling Contact:	Bay Net Contact:
Joe Patterson VP, Director of Corporate Communications 717-735-5651 (office)	Michael P. Gavin President & Chief Executive Officer 410-879-6700

717-940-2759 (mobile)

jpatterson@sterlingfi.com

FOR IMMEDIATE RELEASE

Sterling Financial Corporation of Lancaster, Pa.,
Agrees to Purchase Bay Net Financial in Maryland

LANCASTER, PA (March 31, 2006) — Sterling Financial Corporation (NASDAQ: SLFI) and Bay Net Financial, Inc., today announced that they have entered into a definitive agreement for Sterling Financial to acquire Bay Net.

Based in Bel Air, Md., Bay Net Financial is the parent company of Bay Net A Community Bank, which operates two branch locations – one in Bel Air in Harford County and the other in Elkton in Cecil County. Bay Net listed total assets of $96.7 million as of Dec. 31, 2005.

“With Bay Net, we not only expand into contiguous and attractive Harford County markets, but we partner with a team that is committed to growing and serving these markets with the broad portfolio of financial services that are offered through our various affiliates,” said J. Roger Moyer, Jr., president and chief executive officer for Sterling Financial Corporation. “Bay Net’s leaders and employees have grown their company since it was started in 2000, and we are impressed with their commitment to further growing the company as a part of Sterling. Their focus on the customer and having revenues drive growth match with our philosophy – one centered on our customers, our people, our shareholders and the communities that we serve.”

The total value of the transaction is estimated at $22.8 million, although the actual value will depend on several factors including the price of Sterling Financial stock. Under the terms of the definitive agreement, each shareholder of Bay Net Financial may elect to receive cash, or to exchange their shares for Sterling Financial shares, or a combination of both. The amount of final per share consideration is based on a formula that is determined by the average per share value of Sterling Financial stock during the 20-day period ending 11 days prior to closing. The exchange ratio is expected to be .8802, assuming an average Sterling share price of $21 during the 20-day period. It will increase on a pro-rata basis to a maximum of .9728 at an average Sterling share price of $19, and will decrease to a minimum of .8036 at an average Sterling share price of $23 during the 20-day period. The consideration is subject to election and allocation procedures designed to ensure that the cash portion is not less than 40 percent and not more than 45 percent of the dollar value of the merger consideration. The specific pricing calculations are subject to the terms of the definitive agreement.

Bay Net A Community Bank will merge into First National Bank of North East, which will likely be renamed as part of the merger, and then operate under the national bank charter upon finalization of the transaction. First National Bank of North East operates three full-service offices and a drive-up facility in Cecil County.

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STERLING BUYS BAY NET page 2

Bay Net President and Chief Executive Officer Michael P. Gavin will become president and chief executive officer of the combined companies. Jennifer D. Goldbach, who has served as president of First National Bank of North East since 2002, will continue to serve as vice chairman of the board for First National Bank of North East as she moves to a corporate post with Sterling at its headquarters in Lancaster.

“First National Bank of North East has been growing in Cecil County since we joined Sterling in 1999. Much of this growth has occurred during Jen Goldbach’s leadership,” said H. Norman Wilson, Jr., chairman of First National Bank of North East Board of Directors. “We look forward to working with our new partners to expand our presence in Cecil and Harford counties. This transaction demonstrates our on-going commitment to invest in and to grow in these markets.”

Noting that Sterling is a leader among community bank holding companies, Gavin said Bay Net customers will benefit not only from Sterling’s banking strength but also from its other financial service business lines — insurance, investment, trust, brokerage, commercial financing, commercial leasing, healthcare and human resources services. “Our cultures, our values and our goals match. We are excited about the future,” he added.

“Being a part of Sterling and drawing upon Sterling’s leadership and resources will allow us to move to the next level,” said Dick Funke, chairman of Bay Net Financial Board of Directors. “Both Harford and Cecil counties are dynamic markets, and we are pleased that we can expand both the services we offer to our customers and our presence in the market through this partnership.”

A fall closing for the acquisition is planned following receipt of appropriate shareholder and regulatory approvals.

Stradley Ronon Stevens & Young, LLP, acted as legal counsel for Sterling. Janney Montgomery Scott, LLC acted as financial advisor to Bay Net, and Muldoon Murphy & Aguggia, LLP acted as its legal counsel.

About Bay Net

Bay Net A Community Bank, locally owned and managed, was formed as a federally chartered thrift institution in 2000. Its main office is headquartered in Harford County in Bel Air, Md. Bay Net also has an office in Cecil County in Elkton, Md. Bay Net listed total assets of $96.7 million as of Dec. 31, 2005.

About Sterling

With assets of approximately $3.0 billion and investment assets under administration of $2.5 billion, Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware; the group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; investment, trust and brokerage services; insurance services; and human resources consulting services. Visit www.sterlingfi.com for more information.

Banking Services Group — Banks: Pennsylvania: Bank of Lancaster County, N.A.; Bank of Lebanon County; PennSterling Bank; and Pennsylvania State Bank. Pennsylvania and Maryland: Bank of Hanover and Trust Company. Maryland: First National Bank of North East. Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions).

Financial Services Group — Specialty commercial financing: Equipment Finance LLC (commercial financing company for the forestry, land clearing and construction industries). Fleet and equipment leasing: Town & Country Leasing, LLC (nationwide fleet and equipment leasing company). Trust, investment and brokerage services: Sterling Financial Trust Company (trust and investment services), Church Capital Management, LLC (registered investment advisor) and Bainbridge Securities Inc. (securities broker/dealer). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency for personal, property and business insurance); StoudtAdvisors (employee benefits consulting and brokerage firm); and Sterling Financial Settlement Services, LLC (title insurance agency). Human resources consulting: Professional Services Group (human resources consulting services provider for small to medium size businesses).

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the timing of the proposed merger being delayed, costs and efforts required to integrate aspects of the operations of the companies being more difficult than expected, anticipated merger-related synergies not being achieved timely or not being achieved at all, the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission.

Sterling Financial Corporation and Bay Net Financial, Inc. will be filing documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/proxy statement, which will be distributed to shareholders of Bay Net Financial, Inc. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Sterling Financial Corporation and Bay Net Financial, Inc., free of charge on the SEC’s Internet site (www.sec.gov), by contacting Sterling Financial Corporation, Investor Relations, 101 North Pointe Blvd., Lancaster, PA 17601 (tel: (717) 735-4372 and web site: www.Sterlingfi.com), or by contacting Bay Net Financial, Inc., Investor Relations, 126 N. Main Street, Bel Air, MD 21014 (tel: (410) 879-6700). Directors and executive officers of Bay Net Financial, Inc. may be deemed to be participants in the solicitation of proxies from the shareholders of Bay Net Financial, Inc. in connection with the merger. Information about the directors and executive officers of Bay Net Financial, Inc. and their ownership of Bay Net Financial, Inc. common stock is set forth in the Bay Net Financial, Inc. proxy statement for its 2005 annual meeting of shareholders and can be obtained from Bay Net Financial, Inc., Investor Relations. Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed merger transaction when it becomes available. INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

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